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                 GUARANTEED SURVIVOR PLUS PURCHASE OPTION RIDER

                 Issued by Cova Financial Life Insurance Company

                        Please Read This Rider Carefully


        The waiting periods for suicide and incontestability are different from those in the policy and begin on the effective date of the rider.

        This rider is a part of the policy to which it is attached and is subject to all applicable terms and provisions of the policy; except as modified herein. The Policy Specifications page or, if this rider is added after issue, the Policy
        Specifications page for the Policy Change shows the Option Amount and the Monthly Expense Charge Rate.

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        Designated Life         The Designated Life is named in the application for this rider. The Designated Life may not be changed.

        Option Periods          The Option Periods for this rider are elected at the time of application. An Option Period that starts on the date of death of the Insured will always be provided. Unless the Owner elects otherwise, Option Periods will also start on the tenth anniversary of the rider and on the rider anniversary nearest the Designated Life's 65th birthday.

                                The Option Period ends on the earlier of the following dates:

                                1.   270 days after the Option Period begins if the Option Period begins on the date of the death of the Insured; otherwise 30 days after the Option Period begins.

                                2.   The date when the current option or any portion of it is exercised. We must be notified of this date.

        Total Option            The  Total Option Amount is the amount shown on the Policy Specifications page as
        Amount                  "Guaranteed Survivor Plus Purchase Option Rider" or, if this rider is added after issue, on the Policy Specifications page for Policy Change as "Guaranteed Survivor Plus Purchase
                                Option Rider".

        Current Option          The Current Option Amount is the Total Option Amount divided by the number of Option
        Amount                  Periods elected in the application for this rider. In the case of an Option Period that begins on the date of death of the Insured, the Current Option Amount is the Total Option Amount
                                reduced by the face amount of any option policies previously purchased.

        Option to               The Owner may purchase an option policy on the Designated Life during an Option Period
        Purchase                that begins during the lifetime of the Insured. The Insured's Beneficiary may purchase an
        Insurance               option policy on the Designated Life during the Option Period that begins on the date of death of the Insured. The Owner or Beneficiary may transfer to any person or entity its right to buy the option policy on the Designated Life. However, we must receive written notice, in a form satisfactory to us, at our Home Office before such transfer will take effect.

                                No evidence of insurability will be required for this option policy. The face amount of this option policy will not be more than the Current Option Amount.

                                This option policy will be subject to the following:

                                1.   We must receive written application for the option policy in our Home Office during the
                                     Option Period. The Designated Life must consent to the insurance by signing the application for the option policy.

                                2.   This rider must be in force at the beginning of the Option Period.

                                3.   The Designated Life must be living at the end of the Option Period.

                                4.   The person who exercises the option will be the owner of the new policy.

                                5.   The coverage of the new policy will start on the day after the end of the Option Period.





        CCR4                                                               1
        (5/99)








        Features of             At the request of the person authorized to purchase the option policy, the option policy
        Option Policy           may be any permanent, non-variable individual life plan offered by us on the date of issue of the option policy, or a level premium, level death benefit whole life plan offered by us on the date of this rider.

                                1.   If the option policy is a permanent, non-variable individual life plan offered by us on the date of issue of the option policy, it will be subject to the rules in effect at the time the option is exercised. The premiums or charges for the policy will be based on the following:

                                     a.   The insurance age and (in a non-unisex policy) sex of the Designated Life on the date of issue of the option policy; and

                                     b.   The risk class of the Designated Life as of the date of issue of this rider. (This will be determined and set forth on the Policy Specifications page or, if this rider is added after issue, on the Policy Specifications page for Policy Change.)

                                2. If the option policy is a level premium, level death benefit whole life plan offered by us on the date of issue of this rider, the following conditions apply:

                                     a.   The premium rate for the policy will be based on the following:

                                          1. The age nearest birthday of the Designated Life on the date of issue of this rider; and

                                          2. The rate class of the Designated Life as of the date of issue of this rider. (This will be determined and set forth on the Policy Specifications page); and

                                          3. The rates in use by us on the date of issue of the new policy.

                                     b.   The Initial Payment for the new policy will be:

                                          1. The interpolated cash value of the new policy as of the end of this Option
                                             Period; plus

                                          2. A pro rata premium for the new policy, if any, for the period from the end of the
                                             Option Period to the next anniversary of the new policy.

                                          All references to cash value refer to the guaranteed cash value of the new policy.
                                     c.   The first regular premium payable under the new policy, if any, is due on the first policy anniversary following the end of the Option Period. If any premium remains unpaid at the end of the grace period as described in the new policy, then the nonforfeiture option as defined in the new policy will apply unless another option has been elected.

                                     d.   No dividends will have been earned by the new policy prior to the date of coverage of the new policy.

                                3.   The face amount of the option policy:

                                     a. May not be less than the minimum required amount for the plan requested; and

                                     b. May not exceed the Current Option Amount.

                                4.   Riders for extra benefits may be added to the option policy with our consent. We may require satisfactory proof that the Designated Life is insurable for the riders at the time this option is exercised.

        Temporary               We will pay the Current Option Amount to the Beneficiary upon the death of the Designated
        Insurance               Life during the Option Period except for simultaneous death of the Insured and Designated
                                Life. If both the Insured and the Designated Life die and it is not possible to determine the sequence of deaths, then we will provide such temporary insurance for one-half of the
                                Current Option Amount available at the date of death of the Insured. If payable, the benefit will become part of the proceeds of the policy.






        CCR4                                                      2

        (5/99)









        Reinstatement           This rider may be reinstated within five years after the date of policy lapse if:

                                1.   The policy is also being reinstated; and

                                2.   You submit proof satisfactory to us that the Designated Life is insurable by our standards; and

                                3.   The Designated Life is alive on the date we approve the request for reinstatement. If the Designated Life is not alive, such approval is void and of no effect.

        Monthly Expense         The Monthly Expense Charge for this rider is deducted from the policy's cash value on the
        Charge                  monthly anniversary. The Monthly Expense Charge is determined by the Total Option
                                Amount for this rider, divided by 1,000 and multiplied by the Monthly Expense Charge Rate shown on the Policy Specifications page or, if this rider is added after issue, the Policy
                                Specifications page for Policy Change.

        Incontestability        This rider will be incontestable after it has been in force during the lifetime of the
                                Designated Life for a period of two years from its effective date. We cannot contest any reinstatement of this rider after it has been in force during the lifetime of the Designated
                                Life for a period of two years from the date we approve a reinstatement.

        Suicide Exclusion       If the Designated Life dies by suicide, while sane or insane, during the Option Period and within two years from the effective date of this rider (or within the maximum period permitted by laws of the state in which this policy was delivered, if less than two years), the amount payable under this rider will be limited to the amount paid for this rider. This amount will be paid according to the provisions of the policy to which this rider is attached for the payment of death claim benefits on any such person.

        Misstatement of         If the face amount of the policy to which this rider is attached is decreased due to the
        Age and/or Sex          misstatement of age and/or (in a non-unisex policy) sex of the Insured, then the Option
        of the Insured          Amount stated on the Policy Specifications page will also be decreased. The decreased
                                Option Amount will bear the same ratio to the adjusted face amount of this policy as the original Option Amount bore to the original face amount.

        Misstatement of         If the age and/or (in a non-unisex policy) sex has been misstated on the application, we will
        Age and/or Sex          adjust the Total Option Amount to be the Total Option Amount that would have been
        of the Designated       provided had this information been correctly stated.
        Life and/or the
        Insured



        Termination             The right to buy insurance will not extend beyond an Option Period. This rider will terminate on the date any of the following events first occurs:

                                1.   Upon our receipt of your written request for termination. We may require the policy and this rider for endorsement; or

                                2.   The date the policy terminates for reasons other than the death of the Insured; or

                                3.   The date of death of the Designated Life; or

                                4.   The date the Option Period that begins on the date of death of the Insured ends.

                                When this rider terminates:

                                1.   All rights under this rider will cease;

                                2.   No further monthly expense charges will be due for this rider; and

                                3. The policy will be considered as separate and complete without this rider.






        CCR4                                                     3
        (5/99)








      The issue date and effective date of this rider and the policy are the same unless another effective date is shown below.





_________________________________________
            EFFECTIVE DATE




                          SECRETARY                                                   PRESIDENT






















                                      COVA
                      Cova Financial Life insurance Company
                            Newport Beach, California

      CCR4                                                4
      (5/99)
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